Exhibit 4.30
Braemar Acm Shipbroking
MEMORANDUM OF AGREEMENT

Dated: 9th February 2018

MAGO SHIPPING COMPANY INC., Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960
(hereinafter called the "Sellers"), have agreed to sell, and North Star Marine Ltd, Hunkins Waterfront Plaza, suite 556, Main Street, Charlestown, Nevis or its guaranteed nominee (hereinafter called the "Buyers"), have agreed to buy:

Name:          NEW JERSEY (ex "YM NEW JERSEY")

Classification Society/Class: Nippon Kaiji Kyokai

Built: 2006	By: KOYO DOCKYARD CO., LTD

Flag: Marshall Islands	Place of Registration: Majuro

Call Sign: V7LM7	GRT / NRT (International): 54,828/24,104

Register Number (IMO Number):  9387097

hereinafter called the "Vessel", on the following terms and conditions:

Definitions:

"Banking days" are days on which banks are open for business in Greece, Belgium, London, UAE or New York.

"In writing" or "written" means a letter handed over from the Sellers to the Buyers or vice versa, or a registered letter, telefax or email.

"Classification Society" or "Class" means Nippon Kaiji Kyokai.

1.  Purchase Price:
US$ 9,669,185.22 [United States Dollars Nine Million Six Hundred and Sixty Nine Thousand One Hundred and Eighty Five and Twenty Two Cents Only] (the "Purchase Price"), calculated at US$ 446.50 per net long ton excluding any permanent ballast, constants or liquids less 3% Buyers' address commission which to be deducted in full from balance of Purchase Price.

The Light Displacement tonnage, strictly excluding weight of any permanent ballast, constants or liquids is net MT/LT 22,002/21,655.51.

2. Deposit

(a) As security for the correct fulfilment of this Agreement, the Buyers shall pay to the Sellers a deposit of 30% (thirty per cent) of the Purchase Price, in the sum of USD 2,900,755.57 [United States Dollars Two Million Nine Hundred Thousand Seven Hundred Fifty Five and Fifty Seven Only] (the "Deposit") within three (3) Banking days from the date on which Sellers have counter-signed an e-mail attachment or fax copy of this Agreement and sent a copy by email/fax (as pdf attachment) to the Buyers. The Buyers are obliged to sign this Agreement immediately following receipt of same

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from Seller's brokers and forthwith following signature send same to Sellers by email/fax. For the avoidance of doubt, Buyers shall return, by email, the signed Agreement to Sellers within one (1) clear Banking day of receipt by email (scanned attachment)/fax of this Agreement from Seller's brokers.

(b) The Deposit shall be remitted by Buyers, bank charges for Buyers' account, to Sellers' account as follows:

Bank: Joh. Berenberg, Gossler & Co. KG
Bank Address: Neuer Jungfernstieg 20, 20354 Hamburg, Germany
Account: 05-25831-004
IBAN: DE17 2012 0000 0525 8310 04
SWIFT: BEGODEHH
ACCOUNT TYPE: CALL DEPOSIT
CURRENCY: USD
CORRESPONDENT BANK: JP MORGAN CHASE BANK, NEW YORK, SWIFT- CHASUS33

3.  Payment

The balance of 70% (seventy per cent) of the Purchase Price in the sum of US$ 6,768,429.65 (United States Dollars Six Million Seven Hundred and Sixty Eight Thousand and Four Hundred and Twenty Nine and Sixty Five Cents only) less 3% Buyers' address commission shall be paid in full, without any further deduction or withholding of any nature whatsoever, free of bank charges to Sellers' nominated bank  (as above) on delivery of the Vessel,  but not later than 3 (three) Banking days from the date upon which Sellers serve upon Buyers, by email, a notice confirming that the Vessel is ready for delivery hereunder ("NOR") in accordance with Clause 5b) and in any event prior or simultaneously with the delivery of  the Vessel. For the avoidance of doubt, the date of service of the NOR shall count as the first of the three Banking days referred to in this Clause 3.

4. Inspections

Buyers shall not carry out any inspection of the Vessel and/or her class records prior to delivery, therefore the sale of the Vessel hereunder is outright and definite and subject only to the terms and conditions of this Agreement.

5. Notices, time and place of delivery

a) The Vessel will be delivered as is/where is at a safe anchorage or a port in Labuan, Malaysia at Seller's option.

b) The Sellers are to give the Buyers 10/7/5/3/1 days approximate readiness for delivery at the nominated place of delivery. The Sellers shall tender (by email) the NOR to the Buyers at the delivery anchorage at the place of delivery. The final NOR to be tendered during local business hours of a working day with the exact timing of service of the NOR shall be in Sellers' sole and absolute discretion.

c) The Vessel shall be delivered and taken over as is where is safely afloat at the place of delivery.

d) Expected time of delivery: 20th February 2018 – 15th March, 2018 in Sellers' option

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e) Date of cancelling: 15th March 2018 (the "Cancelling Date"), with cancellation being in the Buyers' option.

f) If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the Vessel will not be ready for delivery by the Cancelling Date, they may notify the Buyers in writing stating the date when they anticipate that the Vessel will be ready for delivery and propose a new cancelling date. The Buyers shall have the option, exercisable within 24 running hours of receipt of the notice, of either cancelling this Agreement in accordance with Clause 14 or of accepting the new date as the new cancelling date. If the Buyers have not declared their option within 24 running hours of receipt of the Sellers' notification or if the Buyers accept the new date, the date proposed in the Sellers' notification shall be deemed to be the new cancelling date and shall be substituted for the Cancelling Date. If the Buyers decide not to extend the Cancelling Date, the Deposit shall be returned immediately to the Buyers. If this Agreement is maintained with the new cancelling date all other terms and conditions hereof including those contained in Clause 5 shall remain unaltered and in full force and effect.

g) Should the Vessel become an actual, constructive or compromised total loss before delivery  the Deposit together with interest earned shall be returned immediately to the Buyers whereafter this Agreement shall be null and void.

6.  No Drydocking/Inspection.

The Vessel shall not be drydocked prior to delivery. There shall be no underwater or other inspection of the Vessel by the Buyers prior to delivery of the Vessel hereunder.

7.  Spares/bunkers, etc.
(a) The Vessel is to be delivered with everything fixed on board and belonging to the Vessel as at the time of delivery at no extra cost to the Buyers (including the approximate below bunkers and luboils quantities +/- 10%)

HFO: about 340 mt / MDO: about 100 mt
M/E CYL. OIL:  about 45000 ltrs
M/E LUB.OIL:  about 63000 ltrs
A/E LUB OIL:   about 11800 ltrs

All above figures are about, all going well, unforeseen circumstances always excepted and weather permitting.

(b) The items listed below are excluded from the sale.

1.	Lashing equipment
2.	Gas Cylinders:
Oxygen  x  2 cylinders
Acetylene  x  1 cylinders
Freon   x   1 cylinders
3.	Liferafts:

1 pcs : 6P  TOB (S/N 5085710106950)
2 pcs : 25P TOB (S/Ns 5086310105311, 5886310104862)

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8.  Documentation

The place of documentary closing shall be in Athens, Greece at a time and in a place nominated by Sellers. In exchange for payment of the Purchase Price at the place of closing, the Buyers and Sellers shall exchange the delivery documents.

The list of such documents shall be mutually agreed and shall be incorporated into this Agreement as an addendum hereto to be signed by both Parties. Execution of such addendum shall not delay the execution or effectiveness of this Agreement or the lodging of the deposit by the Buyers. The parties shall furnish each other with copies of their draft delivery documents as soon as possible once this Agreement has been signed.

9.  Encumbrances
The sellers warrant that the Vessel, at the time of physical and legal delivery is free from all mortgages, encumbrances and maritime liens or any other debts/claims, taxes whatsoever. Should any claims, which have been incurred prior to the time of delivery, be made against the vessel, the Sellers hereby undertake to indemnify the Buyers against all consequences of such claims.

10. Taxes, etc.

Any taxes, fees and expenses in connection with the purchase and registration under the Buyers' flag shall be for the Buyers' account, whereas similar charges in connection with the closing of the Sellers' register shall be for the Sellers' account.

11. Condition on delivery
The Vessel with everything belonging to her shall be at the Sellers' risk and expense until she is delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be taken over as is where is, safely afloat, and substantially intact, free of hull leakages, free from fire damage, charter free and free of cargo. All other conditions and warranties, express or implied, statutory or otherwise are excluded and save as otherwise provided in this Agreement, Sellers make no representations as regards the condition of the Vessel, her classification or her machinery or equipment.

12. Name/markings

Immediately following delivery, the Buyers shall paint over the existing name of the Vessel on her bow and stern and shall paint over the manager's emblem on the funnel and bow. In any event prior to departure from the port of delivery, Buyers shall register the Vessel in its ownership under the flag of [TBA ], or as otherwise nominated by the Buyers prior to delivery and change the name of the Vessel. Buyers shall provide Sellers with a copy of the Vessel's new certificate of registration in her new name and flag prior to departure from the port of delivery.

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13. Buyers' default

Should the deposit not be paid in accordance with Clause 2 (Deposit) the Sellers have the right to cancel this Agreement and they shall be entitled to claim compensation for their losses and for all expenses incurred together with interest at the rate of 12% (twelve per cent) pro rata.

Should the Purchase Price not be paid in accordance with Clause 3 (Payment), the Sellers have the right to cancel the Agreement, in which case the Deposit together with interest earned, if any, shall be forfeited to and retained by the Sellers. If the deposit does not cover their losses, damages and/or expenses, the Sellers shall be entitled to claim further compensation for their losses, damages and/or for all expenses incurred together with interest at the rate of 12% (twelve per cent) pro rata.

14. Sellers' default

Should the Sellers fail to be ready to validly complete a legal transfer by the Cancelling Date, the Buyers shall have the option of cancelling this Agreement. If after NOR has been given but before  the Buyers have taken delivery, the Vessel ceases to be ready for delivery and is not made ready again by the Cancelling Date and new Notice of Readiness given, the Buyers shall retain their option to cancel. In the event the Buyers elect to cancel this Agreement the Deposit shall be released to them immediately.

Should the Sellers fail to give NOR by the Cancelling Date or fail to be ready  to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers for their loss and for all expenses together with interest if their failure is due to proven negligence.

15. Buyers' representatives

After this Agreement has been signed by both parties and the Deposit has been paid to and received by the Sellers, the Buyers have the right to place up to four (4) representatives ("Buyers' Representatives") on board the Vessel at the place of delivery at their sole risk and expense.

Buyers' Representatives shall attend on board the Vessel for the purpose of familiarisation and in the capacity of observers only, and they shall not interfere in any respect with the operation of the Vessel. The Buyers' Representatives shall sign the Sellers' letter of indemnity prior to their embarkation.

At the time of delivery, the Buyers shall reimburse the Sellers for meal and lodging expenses at the sum of twenty ($20.0) United States Dollars per day pro rata for every day that Buyers' Representatives spent on board the Vessel, if applicable. The Buyers shall also reimburse the Sellers at cost for any other costs/expenses incurred as a result of the Buyers' Representatives embarkation, as evidenced by supporting documentation.

16. Arbitration

(a) This Agreement shall be governed by and construed in accordance with English Law and any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

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The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both Parties as if the sole arbitrator had been appointed by agreement.

Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

The award rendered by the Arbitration court shall be final and binding upon the parties and may if necessary be enforced by the Court or any other competent authority in the same manner as a judgment in the court of Justice.

17. Description.

The Vessel is described as set out in the demo questionnaire as per the Appendix A attached hereto.

Lightweight to be proven by the following original document:

1)	Results of Deadweight Measurement which has been reviewed and accepted by Buyers prior to offering.

In the event there are conflicting proofs of Light Displacement Tonnage onboard the Vessel on a Class approved certificate or documents issued by building or repair yard, the Buyers shall claim such difference from Sellers. Should such proof, which in any case has to be dated after the date that the Trim and Stability Booklet has been issued, contains any difference from what the Buyers have already accepted, then settlement of such claim to be made after delivery of the Vessel and the full purchase price will be paid regardless of the claim. Any substantiated claim for lower lightweight to be made latest 1 (one) day after the delivery.

18. Counterparts.

This Agreement may be executed in two counterparts, each of which, when so executed, shall be deemed to be an original, but such counterparts shall together constitute but one and the same document.

Braemar Acm Shipbroking
19. Notices.

Notices required to be served hereunder shall be validly served by email upon the Parties at the email addresses below:

Sellers:  MAGO SHIPPING COMPANY INC.,
In copy to: c/o Steamship Shipbroking Enterprises Inc.
Ymittou 6, 17564 Palaio Faliro,
Athens, Greece
Tel:  +30 210 9485 360
Fax: +30 210 9401 810
e-mail: info@stsei.com

Buyers: North Star Marine Ltd or Guaranteed Nominees
In copy to:  Harry Conrad-Pickles, Email demo@braemar.com

20. Confidentiality.

All negotiations are to be kept strictly private and confidential between the parties involved, subject however to any disclosure requirement of the U.S. SEC and NASDAQ. In the event the sale or details thereof become known or reported in the market neither the Sellers nor the Buyers shall have the right to withdraw from the sale or fail to fulfil all their obligations under this Agreement.

21. Demolition Only.

The Vessel is sold for demolition purposes only.

22. Expenses.

All port expenses and costs incurred by Sellers at the place of delivery until delivery, including Sellers' agent's fees, are for the account of the Sellers. Any costs and expenses incurred by Buyers prior to or after delivery, including in relation to Buyers' crew, shall be for the Buyers' account.

23. Trade and Compliance

Notwithstanding any other clause in this Agreement:

(a)	The Buyers, for themselves and their affiliated and associates, warrant, represent and undertake to the Sellers, on a continuing basis, that:

(i)
neither the Buyers nor any person on whose behalf or under whose direction the Buyers act, or who they assist, or who directly or indirectly owns or controls the Buyers, nor any person who the Buyers may nominate to take delivery and transfer of title of the Vessel, or to facilitate any aspect of this transaction, are or will be a person or persons designated pursuant to any national, international or supranational law or regulation imposing trade and economic sanctions, prohibitions or prohibitions or restrictions ("sanctioned entity");

(ii)
entry into and performance of this Agreement is not and will not be prohibited or restricted by, and will not expose the Sellers, their managers, the Vessel or their employees to sanctions, prohibitions or restrictions under any national or

Braemar Acm Shipbroking
international law or regulation imposing trade or economic sanctions, prohibitions or restrictions ("sanctioned transaction");
(iii)	they will comply with all applicable national and international law, including (without limitation) anti-bribery/corruption legislation, in the performance of this Agreement.

(b)
The Vessel is sold for the purpose of demolition and on condition that it, and its components, shall not be sold, transferred, released, exported, chartered, provided or used by the Buyers, or any person deriving title or access to the Vessel under them, for any purpose or in any activity which is prohibited or restricted by, or which would expose the Sellers, their managers, the Vessel  or their employees to sanctions, prohibitions or restrictions under, any national or international law or regulation imposing trade or economic sanctions, prohibitions or restrictions (including but not limited to sale or disposal of the Vessel or its components to Iran or any Iranian entity).

(c)	The Buyer shall:

(i)	communicate the condition in sub paragraph (b) in writing to any and all subsequent buyers, transferees, importers, characters or users of the Vessel;
(ii)
notify the Sellers immediately if they, or any person on whose behalf or under whose direction they act, or who they assist, or who owns or control the Buyers, or any person who the Buyers may nominate to take delivery and transfer of title of the Vessel, or to facilitate any aspect of this transaction, become a sanctioned entity or if the sale of the Vessel under this Agreement or any intended subsequent sale or use of components of the Vessel become a sanctioned transaction, and will provide on demand any information the Seller requests;

(d)
If at any time before delivery the Sellers become aware of any actual or potential breach of the warranty, representation and undertaking and condition contained in paragraphs (a) and (b), the Sellers may cancel this Agreement by written notice to the Buyers, without liability to the Buyers, and shall be entitled to compensation for their losses and all expenses they have incurred, together with interest. The Sellers shall be under no obligation to procure the return of the Deposit (or any interest thereon) to the Buyers; and the Deposit shall be retained by the Sellers) if and to the extent that release if the Deposit is permitted under national and international law and regulations.

(e)
The Buyers shall indemnify the Sellers, their managers and employees on demand against any and all sanctions, prohibitions, restrictions, claims, loss or liability whatsoever and howsoever arising directly or indirectly as a result of breach of the warranty, representation and undertaking and condition contained in paragraphs (a) and (b), whether or not the Sellers cancel this Agreement.

(f)	No act or omission of the Sellers shall at any time constitute a waiver of this provision.

24. Subject to Seller's Management Approval

The terms of this Agreement and the obligations of each Party hereunder shall be subject to the Sellers obtaining their management approval within one (1) Banking day of this Agreement being signed by the Parties.

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If the Sellers are not able to obtain their management approval within such time, this Agreement shall become null and void.

The Sellers shall, immediately after such approval is so obtained serve written notice by email to the Buyers confirming the obtainment of their management approval.

IN WITNESS WHEREOF the parties hereto have set their hands the date first above written.

For the Sellers: For the Buyers

By:	/s/ Margarita Veniou	By:	/s/ Ali Lakhani
Name:	Margarita Veniou	Name:	Ali Lakhani
Title:	Director and Secretary	Title:	Director

Attachments:
1.	Addendum No 1.
2.	Lightweight Proof
3.	Appendix A

VESSEL DETAILS FORM

NO.	PARTICULAR	DETAILS
1	Vessel Name	NEW JERSEY
2	Type	CONTAINER CARRIER
3	Light Weight (LDT) in Metric or Long ton	22002
4	Country & Year Built	11/2006 Japan
5	Length Overall x LBP x Breadth x Depth	294.03x32.2x21.5
6	Draft of the Vessel (FWD/AFT)	13.521
7	Max speed at beaching	in cold lay up
8	GRT/NRT (International)	54828/24104
9	Main Engine (Make, Model, BHP, Present working Condition)	MITSUI MAN B&W 8K98MC (Mk VI) 45760kW MCR @ 94RPM / in cold lay up
10	Generator(s) (Number, Make, Model, Kw/KVA, Volts, HZ, AC/DC)	4x YANMAR 8N280L-EV / 2133kW @ 720RPM / AC / 60Hz - in cold lay up
11	Emergency Generators	1 x 120kW - in cold lay up
12	Bowthruster	1 x Kawasaki 1800kW - in cold lay up
13	All Working?	in cold lay up
14	Working Propeller (Please confirm Material and weight of the same)	6 blade solid type (Ni-Al-br) - 77600kg
15	Spare Propeller (Please confirm Material and weight if present)	NO
16	Spare Anchor	NO
17	Spare Tailshaft	NO
18	Location of Ballast Tanks	Double bottom / Side tanks
19	Ballast Tanks Coated	YES
20	Permanent Ballast (Material, Weight, Location)	NO
21	Under own power or undertow	in cold lay up
22	Delivery dates - India/Bangladesh range	N/A
23	Last Port of Discharge	HONG KONG
24	Last 5 cargoes carried by the Vessel	CONTAINERS
25	Any Removals	Special Tools
26	Any Exclusions	items under leased contracts & lashing equipment
27	Any Conversions to the vessel ? (if yes, please answer the following)	NO
28	Type of vessel prior conversion	N/A
29	Date converted, where?	N/A
30	LDT proofs of before and after conversion confirming new LDT	N/A
31	Damages	
32	Any Damages to the vessel (especially those affecting the ligthship)	NO
33	Welded or Riveted Construction?	WELDED
34	Vessel is Single or Double Skinned (Does vessel have any side/Wing ballast tanks)?	Single (YES)
35	Vessel has Single or Double Bottom Tanks ?	Double bottom / Side tanks
36	Any Side Tanks ?	YES
37	Vessel been laid up in last three (3) years? (When/Where/How Long)	Yes / Labuan Malaysia / last 14months
38	Was vessel ever idle awaiting orders for any period of time?	NO
39	Bunkers ROB upon delivery	HFO: 355.38 CU.MTRS - MDO: 127.21 CU. MTRS
40	Other Special Items (Aluminum / Stainless Steel onboard the vessel)	NO
41	Best Beaching Draft of the vessel	FWD: 3.90 - AFT: 5.90
42	Is the vessel purely a container vessel or MPP	CONTAINER
43	Does vessel have any reefer spaces? Any insulation?	Provision Refrigeration
44	Does vessel have reefer holds? If yes, how many?	NO
45	Does Vessel have any cement onboard?	NO
46	Does vessel have any reefer plugs to refrigerate containers	YES
	ADDITIONAL INFORMATION	
	Flag / Port of Registry	Marshall Islands / Majuro
	Deadweight	65123
	Holds / Hatches	8-17
	Derricks / Crane	1 Monorail
	Present Class of the vessel	Class NK
	IMO Number	9387097

ADJUST NO.	G - 037

HISTORY

REV.	DATE	DESCRIPTION	DRAWN	CHECKED	CHECKED	APPROVE
	27. NOV. 2006	PREPARED FOR FINISHED PLAN				

Note :
The inclining test of this ship was dispensed in accordance with 1983 Amendments to SOLAS Chapter II —1, Regulation 22.

WITNESSED BY:

Owner representative
Mr. K. MOHAN

NK Surveyor
Mr. K. TAKEDA

配布先	
船主	船設G
監督	加T/L
JG	組T/L
NK	艤T/L
BV	外T/L
LR	
AB	船装G
本船	船T/L
	塗T/L
今造	
丸(営)	機装G
丸(設)	機T/L
東(営)	電T/L
西条	
	設計G
生管G	基
業務G	殻
資材G	生(工)
倉庫	船
	機
品管G	電
	居
	控
	合 計

協議済		
協議先	月 日	協議
設-基		
設-殻		
設-船		
設-機		
設-電		
生管G		
業務G		
資材G		

CAUTION

THIS DRAWING OR DOCUMENT IS THE PROPERTY OF KOYO DOCKYARD CO., LTD.
REPRODUCTION , COPYING , UTILIZATION FOR PURPOSES OTHER THAN AGREED, DISCLOSURE TO A THIRD PARTY, ARE STRICTLY SUBJECT TO PRIOR WRITTEN AGREEMENT BY KOYO DOCKYARD CO., LTD.

(17 SHEETS INC. COVER

サイズ	数
A_2	
$T_2(10)$	
A_3	
$T_3(10)$	
$T_3(\ )$	
A_4	17
計	17

CON-FERRED	SHIP DESIGN GROUP BASIC DESIGN TEAM	OWNER
	APPROVED	
	CHECKED	
	CHECKED	
	DRAWN	

RESULTS OF DEADWEIGHT MEASUREMENT

SHIP NO.	CLASS	SCALE	DWG. NO.
S-2222	N K	-	1 0 7 0 2 1 0

IMABARI SHIPBUILDING CO., LTD. (KOYO DOCKYARD)

- 460 -

G – 037

CKED | APPROVE

P. 1

*** CONTENTS ***

	PAGE
GENERAL	2
DRAFT & DISPLACEMENT	3
DEADWEIGHT CALCULATION	4
LIGHT SHIP CONDITION	5
WEIGHT TO BE TAKEN OUT AT DEADWEIGHT MEASUREMENT	6
WEIGHT TO BE ADDED AT DEADWEIGHT MEASUREMENT	14
LIGHT SHIP AND L.C.G. CALCULATION	15
LIGHT SHIP CONDITION OF HULL NO. 2221 "YM NEW JERSEY"	16

C. COVER

NT

O

– 461 –

P. 2

GENERAL

Attendant owner's representative	:	Mr. K. MOHAN
Witnessed by ; Surveyor to NK	:	Mr. K.TAKEDA
Date	:	27th, Nov. 2006
Place	:	KOYO DOCKYARD CO., LTD. AT NO.6 PIER
Weather	:	Cloudy
Condition of sea	:	Calm
Temperature of sea water	:	(P) 18.0 ℃ (S) 18.0 ℃
Temperature of atmosphere	:	(P) 18.1 ℃ (S) 17.5 ℃
Specific gravity of sea water	:	(P) 1.0230 (S) 1.0230

Notes:

1. Draft of ship's draft marks were measured by draft gauge (KG−1)
2. Sounding of tanks were measured by sounding scales (ST−1&2)
3. Temperatures were measured by thermometer (T−1)
4. Specific gravity of sea water were measured by hydrometer (SG−1)

− 462 −

P. 3

DRAFT & DISPLACEMENT

APPARENT DRAFT AT DRAFT MARKS		AFT	MIDSHIP	FORE
PORT SIDE		6.167	5.583	5.542
STARBOARD SIDE		6.171	5.600	5.545
MEAN		6.169	5.592	5.544
TRIM BETWEEN DRAFT MARKS		0.625		
CORRECT. OF FORE & AFT DRAFT ON TO PERPENDICULAR		0.004	–	−0.004
DRAFT AT F.P. & A.P.		6.173	–	5.540
MEAN OF FORE & AFT DRAFT AT PERPENDICULAR	dm	5.857		
TRIM BY THE STERN	T	0.633		
DEFLECTION	δ	−0.265 (HOG.)		
MEAN DRAFT AFTER CORR. FOR DEF. $dm\,\delta = dm + 3/4\,\delta$	dm δ	5.658		

DRAFT MARK
STERN CORRECTION
DA
A.P.
1.750 m
DRAFT MARK
STEM CORRECTION
DF
F.P.
1.940 m
283.000 m

Displacement corresponding to mean draft at "dm δ"	: Wm	29,995	MT
Center of floatation at "dm δ"	: LCF	−1.59	m
Tons per 1cm immersion at "dm δ"	: TPC	62.3	MT
Difference of MTC per 100cm draft change near to "dm δ"	: ΔMTC	52.7	MT−m
Change of displacement by trim 1ST (LCF × T × TPC × 100/LPP)	: W1	−22	MT
Change of displacement by trim 2ND (50 × ΔMTC × T^2/LPP)	: W2	4	MT
Displacement at specific gravity of 1.025 (W = Wm + W1 + W2)	: W	29,977	MT
Draft corresponding to 29,977 MT	: d.CORR.	5.655	m
Actual specific gravity		1.0230	
Actual displacement 29,977 MT × 1.0230 /1.025		29,919	MT
LCB at d. CORR.		0.30	m
MTC at d. CORR. 779.7 × 1.0230 / 1.025		778.2	MT−m
LCG at d. CORR. 0.633 × 100 × 778.2 / 29,919 + (0.30)		1.95	m

– 463 –

P. 4

DEADWEIGHT CALCULATION

(1) LIGHT DISPLACEMENT AND DRAFT

Light displacement (See page 15)	22,002	MT
Light draft	4.345	m

(2) LOAD DRAFT AND DISPLACEMENT

Thickness of freeboard side deck stringer	0.016	m
Thickness of keel plate at midship of Lf	0.021	m
Depth (moulded, freeboard deck)	16.900	m
Statutory deck line above bottom of keel	16.937	m
Summer freeboard	3.416	m
Load draft (extreme)	13.521	m
Load displacement	87,125	MT

(3) DEADWEIGHT AT ASSIGNED LOADED DRAFT

Load displacement	87,125	MT
Light Displacement	22,002	MT
Deadweight	65,123	MT
Deadweight	64,095	LT

(4) DEADWEIGHT AT DESIGNED LOADED DRAFT (CONTRACT)

Load displacement at design load draft (12.021 m ext.)	74,882	MT
Light displacement	22,002	MT
Deadweight	52,880	MT
Deadweight	52,045	LT

Note ; 1MT = 0.98421 LT

– 464 –

P. 4

22,002 MT
4.345 m

0.016 m
0.021 m
16.900 m
16.937 m
3.416 m
13.521 m
87,125 MT

87,125 MT
22,002 MT
65,123 MT
64,095 LT

74,882 MT
22,002 MT
52,880 MT
52,045 LT

P. 5

LIGHT SHIP CONDITION

DISPLACEMENT (See page 15)	22,002 MT
CORRESPONDING DRAFT	4.345 m
KM	20.30 m
KG (See page 15)	13.72 m
GM	6.58 m
GG_0	0.00 m
G_0M	6.58 m
KG_0	13.72 m

⊗ G (See page 15)		20.77 m
⊗ B		0.91 m
⊗ F		−1.28 m
M. T. C.		712.6 MT−m
TRIM		6.13 m
DRAFT	FORE	1.31 m
	AFT	7.44 m
	MEAN	4.38 m
T. P. C.		59.3 MT

– 465 –

P. 6

WEIGHT TO BE TAKEN OUT AT DEADWEIGHT MEASUREMENT (1 / 7)

ITEM		SOUND. (m)	WEIGHT (MT)	L.C.G. (m)	MOMENT FORWARD (−)	MOMENT AFTWARD (+)	KG (m)	MOMENT
(1) WATER AND OIL IN TANKS								
F. P. T.	(C)	10.255	550.39	−137.94	75,921			
NO.1 W. B. T.	(C)	FULL	1,042.71	−109.72	114,406			
NO.2 W. B. T.	(P)	FULL	656.26	−84.66	55,559			
NO.2 W. B. T.	(S)	FULL	656.26	−84.66	55,559			
NO.3 W. B. T.	(C)	FULL	382.49	−57.33	21,928			
NO.3 W. B. T.	(P)	FULL	684.86	−56.48	38,681			
NO.3 W. B. T.	(S)	FULL	684.86	−56.48	38,681			
NO.4 W. B. T.	(C)	FULL	631.19	−28.87	18,222			
NO.4 W. B. T.	(P)	FULL	656.61	−28.72	18,858			
NO.4 W. B. T.	(S)	FULL	656.61	−28.72	18,858			
NO.6 W. B. T.	(C)	0.051	23.00	30.55		703		
NO.1 F.O.T.	(P)	ULL. 4.788	197.05	−78.04	15,378			
NO.1 F.O.T.	(S)	ULL. 4.898	188.56	−78.03	14,713			
NO.2 D.O. SERV. T.	(P)	4.845	93.05	93.37		8,688		
DIESEL O. T.	(S)	4.820	93.05	93.37		8,688		
M/E L.O.S.T.	(C)	1.058	50.91	83.71		4,262		
F.O. OVERFLOW T.	(P)	0.022	1.38	72.72		100		
BILGE SLUDGE T.	(P)	0.053	0.08	78.67		6		
BILGE T.	(P)	0.315	1.03	84.45		87		
CLEAN DRAIN T.	(S)	0.599	3.37	79.16		267		
FRESH W. T.	(P)	−	182.00	109.20		19,874		
DRINK W. T.	(S)	−	107.00	108.71		11,632		
SUM (1)			7,542.72		486,764	54,307		
					432,457			

(+) AFTER MIDSHIP (−) BEFORE MIDSHIP

KOYO DOCKYARD CO., LTD.

− 466 −

WEIGHT TO BE TAKEN OUT AT DEADWEIGHT MEASUREMENT (2 / 7)

P. 7

ITEM		WEIGHT (MT)	L.C.G. (m)	MOMENT FORWARD (−)	MOMENT AFTWARD (+)	KG (m)	MOMENT
(2) WATER AND OIL IN ENGINE ROOM							
FLOOR :							
BILGE PRIM.T.	(P)	3.98	85.23		339		
F.O. DRAIN T.	(P)	0.43	95.81		41		
L.O. SLUDGE T.	(S)	1.09	82.78		90		
G/E L.O. OVERFLOW T.	(S)	4.27	89.43		382		
F.O. SLUDGE T.	(S)	0.46	96.18		44		
S/T L.O. T. UNIT	(S)	0.12	106.32		13		
S/T FWD SEAL L.O.T.	(S)	0.04	112.37		4		
4TH DECK :							
DRINK WATER PRESS.T.	(P)	1.06	79.98		85		
FRESH WATER PRESS.T.	(P)	0.88	77.93		69		
NO.1 D.O. SERV. T.	(P)	31.68	101.35		3,211		
F.O. SETT. T.	(S)	79.49	100.13		7,959		
M/E L.O. STOR. T.	(S)	26.37	95.06		2,507		
3RD DECK :							
M/E F.W. DEAR. T.	(S)	0.64	72.28		46		
CASCADE T.	(S)	3.56	73.83		263		
INSPECTION T.	(S)	0.21	74.36		16		
2ND DECK :							
NO.1 CYL. O. STOR. T.	(P)	22.34	80.73		1,804		
NO.2 CYL. O. STOR. T.	(P)	25.14	84.88		2,134		
BOILER F.O. T.	(S)	7.08	73.98		524		
SEWAGE TREAT. UNIT	(P)	1.11	79.87		89		
COOL. F.W. EXP. T.	(S)	1.69	72.48		122		
SUM (2)		211.64			19,742		
					19,742		

(+) AFTER MIDSHIP (−) BEFORE MIDSHIP

KOYO DOCKYARD CO., LTD.

– 467 –

P. 8

WEIGHT TO BE TAKEN OUT AT DEADWEIGHT MEASUREMENT (3 / 7)

ITEM	WEIGHT (MT)	L.C.G. (m)	MOMENT FORWARD (−)	MOMENT AFTWARD (+)	KG (m)	MOMENT
(3) OTHER TANKS, ETC.						
SYSTEM OIL TANKS :						
BOS'N STORE	0.97	−133.80	130			
VOID SPACE (FOR BOW THRUST.)	0.08	−130.25	10			
EMER. GENERATOR ROOM	0.50	82.15		41		
STEERING GEAR ROOM (FORE)	1.01	134.60		136		
STEERING GEAR ROOM (AFT)	0.71	142.35		101		
HYD. PUMP UNIT (P)	0.34	73.50		25		
PIPE LINES :						
FUEL OIL PIPE LINE	17.30	12.25		212		
BALLAST WATER LINE	11.60	30.20		350		
FIRE & DECK WASH LINE	8.60	−3.50	30			
CARGO HOLD BILGE :						
NO.1 CARGO HOLD B.W. (P & S)	0.16	−100.97	16			
NO.2 CARGO HOLD B.W. (C)	0.19	−72.46	14			
NO.3 CARGO HOLD B.W. (P & S)	1.01	−43.95	44			
NO.4 CARGO HOLD B.W. (P & S)	0.19	−15.43	3			
NO.5 CARGO HOLD B.W. (P & S)	1.40	13.08		18		
NO.6 CARGO HOLD B.W. (P & S)	0.18	41.59		7		
NO.7 CARGO HOLD B.W. (P & S)	0.33	70.45		23		
NO.8 CARGO HOLD B.W. (P & S)	9.51	115.68		1,100		
ENGINE ROOM BILGE :						
BILGE WELL (FORE, P&S)	1.14	72.53		83		
BILGE WELL (MID, P&S)	0.99	101.14		100		
BILGE WELL (AFT, C)	2.58	124.19		320		
OTHER BILGE :						
BOW THRUSTER RM BOTTOM	0.07	−125.83	9			
SUM (3)	58.86		256	2516		
				2,260		

(+) AFTER MIDSHIP (−) BEFORE MIDSHIP

KOYO DOCKYARD CO., LTD.

− 468 −

WEIGHT TO BE TAKEN OUT AT DEADWEIGHT MEASUREMENT (4 / 7) P. 9

ITEM		WEIGHT (MT)	L.C.G. (m)	MOMENT FORWARD (−)	MOMENT AFTWARD (+)	KG (m)	MOMENT
(4) MISCELLANEOUS WEIGHT (DECK PART)							
MOORING LINE & OTHERS :							
HAWSERS	(AFT)	3.50	140.60		492		
HAWSERS	(FORE)	4.50	−136.70	615			
ANCHOR CHAIN	(P&S)	10.00	−143.80	1,438			
MEASUREMEN & WORKERS	(8P)	0.54	50.00		27		
UPPER DECK :							
RAIN WATER		0.10	136.00		14		
WATER HOSE		0.06	130.70		8		
ELECTRIC CABLES		0.40	87.90		35		
WATER HOSE		0.04	−25.00	1			
CONT. LOOSE GEAR WOODEN BOXES		0.05	−125.00	6			
BOS'N STORE :							
ROPES & OTHERS		0.06	−135.70	8			
DRUM & OIL CANS		0.88	−140.00	123			
ROPES & ELECTRIC WIRE		0.03	−144.50	4			
F'CLE DECK :							
HAWSERS		5.13	−135.70	696			
WATER HOSE & ROPES		0.07	−137.00	10			
HATCH COVER :							
CONT. LOOSE GEAR WOODEN BOXES		0.20	5.80		1		
		(25.56)		(2,901)	(577)		

(+) AFTER MIDSHIP (−) BEFORE MIDSHIP

KOYO DOCKYARD CO., LTD.

– 469 –

P. 10

WEIGHT TO BE TAKEN OUT AT DEADWEIGHT MEASUREMENT (5 / 7)

ITEM	WEIGHT (MT)	L.C.G. (m)	MOMENT FORWARD (−)	MOMENT AFTWARD (+)	KG (m)	MOMENT
UPPER DECK IN ACCOMM. SP. :						
INSTRUMENTS FOR SEA TRIAL	0.20	73.53		15		
TOOLS FOR SEA TRIAL & OIL CANS	0.09	75.00		7		
TOOLS	0.10	83.43		8		
A DECK :						
INSTRUMENTS FOR SEA TRIAL	0.22	75.33		17		
REDUCERS	0.05	82.53		4		
B DECK :						
ACETYLENE & OXYGEN BOTTLES	0.18	85.70		15		
LIFE JACKETS	0.01	73.53		1		
E DECK :						
TOOLS FOR SEA TRIAL & TOOLS	0.08	80.73		6		
F DECK :						
SPARE BATTERY LIQUID & ELECTRIC HOSE	0.22	77.13		17		
NAV. BRI. DECK :						
INSTRUMENTS FOR SEA TRIAL	0.13	74.43		10		
WATER HOSE FOR TEST	0.06	74.50		4		
LIFE JACKETS BOX	0.12	83.43		10		
	(1.46)			(114)		
SUM (4)	27.02		2,901	691		
			2,210			

(+) AFTER MIDSHIP (−) BEFORE MIDSHIP

KOYO DOCKYARD CO., LTD.

— 470 —

WEIGHT TO BE TAKEN OUT AT DEADWEIGHT MEASUREMENT (6 / 7)

P. 11

ITEM	WEIGHT (MT)	L.C.G. (m)	MOMENT FORWARD (−)	MOMENT AFTWARD (+)	KG (m)	MOMENT
(5) MISCELLANEOUS WEIGHT (IN ENG. ROOM)						
FLOOR :						
STEEL PIPE & HYDRAULIC JACK	0.25	119.66		30		
STEEL PIPE & CHAIN BLOCKS	0.30	109.96		33		
CHAIN BLOCKS & TOOLS	0.05	102.19		5		
OIL CANS , TOOLS & HOSES	0.22	73.08		16		
4TH DECK :						
OIL CANS	0.04	97.13		4		
OIL CANS , TOOLS & HOSES	0.22	73.53		16		
3RD DECK :						
STEEL PIPE , TOOLS & OTHERS	1.56	97.31		152		
STEEL PLATE & TOOLS	0.81	97.31		79		
BRONZE PIPE , HOSES & OTHERS	0.37	84.33		31		
BRONZE PIPE & TOOLS	0.18	76.23		14		
SPARE & TOOLS (OVER RULE)	10.00	75.80		758		
2ND DECK :						
WORKING LADDER	0.04	97.31		4		
TOOLS FOR SEA TRIAL & OTHERS	0.27	77.13		21		
ENGINE CASING :						
WATER IN POT	0.15	83.76		13		
DUST	0.03	82.53		2		
SUM (5)	14.49			1,178		
				1,178		

(+) AFTER MIDSHIP (−) BEFORE MIDSHIP

KOYO DOCKYARD CO., LTD.

– 471 –

VEIGHT TO BE TAKEN OUT AT DEADWEIGHT MEASUREMENT (7 / 7)

P. 12

ITEM	WEIGHT (MT)	L.C.G. (m)	MOMENT FORWARD (−)	MOMENT AFTWARD (+)	KG (m)	MOMENT
6) CONTAINER LOOSE GEARS						
WITH LASHING BRIDGES :						
ASHING BARS (ELB-C-50S/2100)	19.77	13.77		272		
ASHING BARS (ELB-C-36S/4550)	2.20	13.76		30		
URNBUCKLES L=1233+/−268	3.36	−11.24	38			
URNBUCKLES L=1175+/−235	24.58	13.76		338		
ASHING BAR EXTENSIONS	5.66	15.46		88		
IN STOWAGE BOXES :						
SEMI-AUTO LIFTLOCKS (C5AM-DF)	4.38	−125.00	548			
ASHING BARS (ELB-C-36S/4550)	1.74	20.84		36		
URNBUCKLES L=1233+/−268	3.98	12.87		51		
WITH 20FT RACKS :						
20FT RACK FOR STORING 8 BINS	5.92	−22.56	134			
STORAGE BINS FOR TWISTLOCKS	3.92	−22.56	88			
STORAGE BINS FOR HANGING STACKERS	0.73	−22.56	16			
HANGING STACKERS (C12C)	5.88	−22.56	133			
SEMI-AUTO LIFTLOCKS (C5AM-DF)	41.47	−22.56	936			
ON HATCH COVERS :						
SEMI-AUTO LIFTLOCKS (C5AM-DF)	5.84	5.80		34		
TOTAL (6)	129.43		1,893	849		
			1,044			

(+) AFTER MIDSHIP (−) BEFORE MIDSHIP

KOYO DOCKYARD CO., LTD.

WEIGHT

TOTAL C

(+) AFTER MI

− 472 −

WEIGHT TO BE TAKEN OUT AT DEADWEIGHT MEASUREMENT

P. 13

ITEM	WEIGHT (MT)	L.C.G. (m)	MOMENT		KG (m)	MOMENT
			FORWARD (−)	AFTWARD (+)		
TOTAL OF WEIGHT TO BE TAKEN OUT						
(1)	7542.72		432,457			
(2)	211.64			19,742		
(3)	58.86			2,260		
(4)	27.02		2,210			
(5)	14.49			1,178		
(6)	129.43		1,044			
TOTAL	7,984.16		435,711	23,180		
			412,531			

(+) AFTER MIDSHIP (−) BEFORE MIDSHIP

KOYO DOCKYARD CO., LTD.

— 473 —

WEIGHT TO ADDED AT DEADWEIGHT MEASUREMENT

P. 14

ITEM	WEIGHT (MT)	L.C.G. (m)	MOMENT FORWARD (–)	MOMENT AFTWARD (+)	KG (m)	MOMENT
HAWSERS (FORE)	2.93	–137.40	403			
HAWSERS (AFT)	2.20	140.00		308		
ANCHOR (P. SIDE)	9.75	–143.80	1,402			
ANCHOR CHAIN (P. SIDE)	35.65	–136.60	4,870			
ANCHOR (S. SIDE)	9.75	–143.80	1,402			
ANCHOR CHAIN (S. SIDE)	34.82	–136.60	4,756			
PAINT (ACCOMMODATION)	0.12	77.20		9		
PAINT (ENGINE ROOM)	0.15	86.50		13		
PAINT (BOW THRUSTER ROOM)	0.03	–126.00	4			
PAINT (STEER. GEAR & CO2 RM)	0.06	138.50		8		
PAINT (UPPER DECK)	1.50	–15.00	23			
PAINT (HATCH COVERS)	1.10	–5.00	6			
LUB. OIL IN MAIN ENGINE	4.40	84.20		370		
	102.46		12,866	708		
			12,158			

(+) AFTER MIDSHIP (–) BEFORE MIDSHIP

KOYO DOCKYARD CO., LTD.

– 474 –

LIGHT
LIGHT S
TEST CO
WEIGHT
WEIGHT
LIGHT SI
FINAL LI
(+) AFTER MI

LIGHT SHIP AND L. C. G. CALCULATION

P. 15

ITEM	WEIGHT (MT)	L.C.G. (m)	MOMENT FORWARD (−)	MOMENT AFTWARD (+)	KG (m)	MOMENT
LIGHT SHIP CONDITION						
TEST CONDITION	29,919	1.95		58,342		
WEIGHT TO BE TAKEN OUT	−7,984			412,531		
WEIGHT TO BE ADDED	102		12,158			
LIGHT SHIP CONDITION	22,037	20.82	12,158	470,873		
				458,715		
FINAL LIGHT SHIP CONDITION	22,002	20.77			13.72	

The same values of the sister ship (Hull No.2221"YM NEW JERSEY") are adopted for this ship as the final values. (Ref. Next page)

(+) AFTER MIDSHIP (−) BEFORE MIDSHIP

KOYO DOCKYARD CO., LTD.

– 475 –

P. 16

LIGHT SHIP CONDITION OF HULL NO. 2221 "YM NEW JERSEY"

DISPLACEMENT	22,002 MT
CORRESPONDING DRAFT	4.345 m
KM	20.30 m
KG	13.72 m
GM	6.58 m
GG_0	0.00 m
G_0M	6.58 m
KG_0	13.72 m

ꝏ G		20.77 m
ꝏ B		0.91 m
ꝏ F		−1.28 m
M. T. C.		712.6 MT−m
TRIM		6.13 m
DRAFT	FORE	1.31 m
	AFT	7.44 m
	MEAN	4.38 m
T. P. C.		59.3 MT

– 476 –